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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 7, 1997 on the September 30, 1997 financial statements of Marquis Funds, incorporated by reference in Marquis Funds Form N-1A dated January 26, 1998, and to all references to our firm included in this Form N-14 Registration Statement.


ARTHUR ANDERSEN LLP

Philadelphia, PA
 May 28, 1998